As filed with the Securities and Exchange Commission on November 20, 1998


                                       Registration No. 333-62251



               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                       Amendment No. 1 to
                            FORM S-3
    Registration Statement Under The Securities Act of 1933


                  CATALYST INTERNATIONAL, INC.
     (Exact name of registrant as specified in its charter)

      Delaware                                    39-1415889
(State or other jurisdiction of               (I.R.S. Employer
 incorporation or organization)               Identification No.)

                   8989 North Deerwood Drive
                  Milwaukee, Wisconsin  53223
                         (414) 362-6800

(Address, including zip code, and telephone number, including ar ea code, of registrant's principal executive offices)

                                  Copies of all communications to:
      Sean P. McGowan                     Mark T. Ehrmann
Catalyst International, Inc.            Godfrey & Kahn, S.C.
 8989 North Deerwood Drive             780 North Water Street
Milwaukee, Wisconsin  53223             Milwaukee, WI  53202
       (414) 362-6800                      (414) 273-3500
(Address, including zip code,
and telephone number, including
area code, of agent for service)


Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If  this Form is a post-effective amendment filed
pursuant to Rule 462(c) under the Securities Act, check
the   following   box  and  list  the  Securities   Act
registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]




      The  Registrant  hereby amends this  Registration
Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration
Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

                         143,342 Shares

                  Catalyst International, Inc.

                          Common Stock

     This Prospectus relates to up to 143,342 shares of common stock, $.10 par value per share (the "Shares"), of Catalyst International, Inc. (the "Company") which may be offered from time to time by the selling stockholders named herein (the "Selling Stockholders").
The Company will not receive any of the proceeds from the sale of the Shares. The Company will bear the costs relating to the registration of the Shares, estimated to be approximately $16,175.

      The  Shares may be offered for sale from time  to
time  by  the Selling Stockholders named herein  to  or
through underwriters or directly to other purchasers or
through  agents  in  one  or more  transactions  on  or
through  the  facilities of the Nasdaq National  Market
("Nasdaq"), in the over-the-counter market, in  one  or
more  private transactions, or in a combination of such
methods   of   sale,  at  prices  and  on  terms   then
prevailing,  at prices related to such  prices,  or  at
negotiated  prices.  A Selling Stockholder  may  pledge
all  or  a  portion  of  the  Shares  owned  by  it  as
collateral  in loan transactions.  Upon  default  by  a
Selling   Stockholder,  the  pledgee   in   such   loan
transaction  would have the same rights of  sale  as  a
Selling  Stockholder under this Prospectus.  A  Selling
Stockholder  may  also transfer Shares  owned  by  such
Selling Stockholder by gift, and upon any such transfer
the  donee would have the same rights of sale  as  such
Selling Stockholder under this Prospectus.  The Selling
Stockholders  and any brokers and dealers through  whom
sales  of  the  Shares are made may  be  deemed  to  be
"underwriters" within the meaning of the Securities Act
of  1933,  as amended (the "Securities Act"),  and  the
commissions or discounts and other compensation paid to
such   persons   may   be  regarded  as   underwriters'
compensation.

      The Shares are included for quotation on the Nasdaq under the symbol "CLYS". On November 19, 1998, the last sale price of the Common Stock as reported on the Nasdaq was $9.50 per share.




THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
                 BY THE SECURITIES AND
  EXCHANGE  COMMISSION  OR  ANY   STATE   SECURITIES
               COMMISSION  NOR  HAS  THE
    SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                 SECURITIES COMMISSION
  PASSED  UPON  THE  ACCURACY  OR  ADEQUACY  OF  THIS
                   PROSPECTUS.  ANY
     REPRESENTATION   TO   THE   CONTRARY   IS   A
                  CRIMINAL   OFFENSE.


       The date of this Prospectus is November 20, 1998.

                   TABLE OF CONTENTS


INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                 2

THE COMPANY                                                     3

USE OF PROCEEDS                                                 3

SELLING STOCKHOLDERS                                            3

PLAN OF DISTRIBUTION                                            4

LEGAL OPINION                                                   5

EXPERTS                                                         5

AVAILABLE INFORMATION                                           5

      Cautionary Note:  This Prospectus, certain of the
documents  incorporated herein by reference, and  other
written  materials, future filings, releases  and  oral
statements  issued  by  or on  behalf  of  the  Company
contain  certain forward-looking statements, including,
but   not  limited  to,  statements  about  the  future
performance  of  the Company and the  Company's  plans,
objectives,   expectations,   or   intentions.    These
statements  may be identified by the use of  the  words
"the  Company  expects,"  "the  Company  believes,"  or
similar language.  These forward-looking statements are
based  on management's assumptions and beliefs in light
of  information  currently  available  to  it  and  are
subject  to  risks  and uncertainties.   The  Company's
actual   results  may  differ  materially  from   those
projected,  predicted  or  suggested  in  the  forward-
looking  statements  and  could  adversely  affect  the
Company's share price.  Factors which might cause  such
differences  to occur include, but are not limited  to:
(i)  heightened competition in the warehouse management
software  and  services industry,  (ii)  the  Company's
dependence on a single product, the Catalystr Warehouse
Management  System, (iii) technological  changes  which
make   the  Company's  software  products  or  services
obsolete, (iv) increasingly long sales cycles, (v) changes in customer software requirements, (vi) the factors mentioned under "Risk Factors" in the Company's
Registration Statement on Form SB-2 and (vii) other factors identified from time to time in the Company's periodic reports filed with the Commission.

       No person has been authorized to give any information or to make on behalf of the Company any representations, other than those contained in this Prospectus, in connection with the offer made hereby, and, if given or made, such other information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any security other than the securities offered hereby, or an offer to sell or solicitation of any offer to buy such securities in any jurisdiction in which such offer or solicitation is not qualified or to any person to whom such offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained or incorporated by reference herein is correct as of any date subsequent to the date hereof.

        INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents filed by the Company with
the    Securities   and   Exchange   Commission    (the
"Commission") pursuant to the Securities  Exchange  Act
of   1934,   as  amended  (the  "Exchange  Act"),   are
incorporated in this Prospectus by reference:

           (1) the Company's Annual Report on Form  10-
     KSB for the year ended December 31, 1997;

          (2) the Company's Quarterly Report on Form 10-
     QSB   for  the  quarters  ended  March  31,  1998,
     June 30, 1998 and September 30, 1998;

           (3) the Company's Current Report on Form 8-K dated August 10, 1998; and

           (4)  the description of the Company's Common
     Stock  contained  in  the  Company's  Registration
     Statement on Form 8-A filed with the Commission on
     October  4,  1995 pursuant to Section  12  of  the
     Exchange  Act, including any amendment  or  report
     filed   for   the   purpose   of   updating   such
     description.

     All reports and other documents subsequently filed
by  the Company pursuant to Sections 13, 14 or 15(d) of
the  Exchange Act and prior to the termination  of  the
offering  of the Common Stock offered hereby  shall  be
deemed  to  be  incorporated  by  reference  into  this
Prospectus  and  to be a part hereof.  Such  documents,
and   the   documents  listed  above,  are  hereinafter
referred to as "Incorporated Documents."  Any statement
contained  herein or in an Incorporated Document  shall
be  deemed to be modified or superseded for purposes of
this   Prospectus  to  the  extent  that  a   statement
contained  herein  or in any other  subsequently  filed
Incorporated  Document  modifies  or  supersedes   such
statement.    Any   such  statement  so   modified   or
superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      The information relating to the Company contained
in this Prospectus summarizes, is based upon, or refers
to,  information and financial statements contained  in
one  or more Incorporated Documents; accordingly,  such
information  contained  herein  is  qualified  in   its
entirety by reference to Incorporated Documents and should be read in conjunction therewith.

      The  Company will provide without charge to  each
person  to  whom  a  copy of this Prospectus  has  been
delivered, upon the written or oral request of any such
person,  a  copy  of  any or all  of  the  Incorporated
Documents,  other  than  exhibits  to  such   documents
(unless such exhibits are specifically incorporated  by
reference  into  such documents).   Requests  for  such
copies   should  be  directed  to  Investor   Relations
Department,  Catalyst International, Inc.,  8989  North
Deerwood  Drive, Milwaukee, Wisconsin 53223; telephone:
(414) 362-6800.

                         THE COMPANY

       The   Company  develops,  markets  and  supports
advanced warehouse management software solutions.   The
Company's  primary  product is the Catalystr  Warehouse
Management System, a software application which manages
the   receiving,  putaway,  outbound  order  processes,
picking and general warehouse operations. The Company provides warehouse management software products and support services to a wide variety of customers, none of which individually comprises a significant portion of revenues for the Company as a whole.

      Additional information regarding the Company, including the audited financial statements of the Company and a description of the Company's Common
Stock, is contained in the Incorporated Documents.  See
"Incorporation of Certain Documents by Reference."

     The principal executive offices of the Company are
located   at  8989  North  Deerwood  Drive,  Milwaukee,
Wisconsin 53223; its telephone number at such address is (414) 362-6800.

                        USE OF PROCEEDS

     The Company will not receive any proceeds from the sale of the Shares by the Selling Stockholders.

                      SELLING STOCKHOLDERS

      The  following information regarding  the  Common
Stock  offered hereby has been provided to the  Company
by   the  Selling  Stockholders  identified  below  and
reflects information concerning beneficial ownership of Common Stock as of the date of this Prospectus. All of the shares of Common Stock offered hereby were acquired by the Selling Stockholders in connection with the Company's acquisition of Kearney Systems, Inc., a developer of warehouse management software.

                       Shares Owned
Name of Selling            Prior        Shares Offered
  Stockholder             to this        Hereby(1)(2)
                         Offering(1)

Robert J. Kearney          66,506         66,506(3)(4)

Ted Noe                    39,891            39,891(3)

G. Arthur Herbert,         13,858            13,858(3)
Trustee of the G.
Arthur Herbert
Revocable Trust
Dated 12/20/95

G.A. Herbert,               5,540             5,540(3)
Trustee, CEO
Advisors
Employee Profit-
Sharing Plan

John W. Boone,              5,540             5,540(3)
Trustee of the
John W. Boone
Inter-vivos
Trust

Constantine Pappas          4,986             4,986(3)

Jack A. Kirschenbaum        4,986             4,986(3)

David Bothelho                299                  299

P. Thomas Boroughs            220                  220

John R. Simpson, Jr.          220                  220

Jacqueline R. Griffin         220                  220

William A. Grimm              220                  220

Thomas F. Kerney              219                  219

R. Lee Bennett                219                  219

Daniel L. DeCubellis          219                  219

Thor MacKenzie                199                  199


(1)  Certain  of  the Shares are subject to the  Escrow
     Agreement dated as of August 10, 1998 by and among
     the   Company,  KSI  Acquisition  Corp.,   Kearney
     Systems,  Inc., Robert J. Kearney  and  Godfrey  &
     Kahn, S.C.

(2)  Some   or  all  of  the  Shares  covered  by  this
     Prospectus may be offered from time to time  on  a
     delayed   or   continuing  basis  by   a   Selling
     Stockholder.

(3) Shares subject to the Stock Sale Agreement dated as of August 10, 1998 between the Company and certain of the Selling Stockholders.

(4)  Shares   subject   to   the  Robert   J.   Kearney
     Indemnification and Stock Sale Agreement dated  as
     of  August  10, 1998 among Robert J. Kearney,  the
     Company,   KSI  Acquisition  Corp.   and   Kearney
     Systems, Inc.

                      PLAN OF DISTRIBUTION

      Any distribution of the Shares by certain of  the
Selling  Stockholders, or by their respective pledgees,
donees,  transferees  or other successors  in  interest
must  be  effected pursuant to the Stock Sale Agreement
dated  as  of  August 10, 1998 between the Company  and
certain  of the Selling Stockholders (the "Agreement").
The   Agreement  provides  that  neither  the   Selling
Stockholders  who  are parties to  the  Agreement,  nor
their  respective pledgees, donees or  transferees  may
transfer Shares during the period beginning August  11,
1998  and  ending August 10, 1999 (the "Term"),  except
through  certain brokers which currently make a  market
in  the  Company's Common Stock (the  "Brokers").   The
list of Brokers, which may be amended from time to time
by   the   Company,  includes:  Kaufman  Bros.,   L.P.;
Robertson, Stephens & Company, L.P. (n/k/a  Bancamerica
Robertson Stephens); and Cowen & Company (n/k/a SG Cowen
Securities Corp.).  The purpose of the Agreement is  to
minimize  disruptions in the market for  the  Company's
Common  Stock which may be caused by certain  sales  of
the  Shares.   The Company and the Selling Stockholders
believe  that  the  Brokers, as market  makers  in  the
Company's  Common  Stock, are in the best  position  to
execute  transfers  of the Shares  in  a  manner  which
minimizes the potential for any such disruptions.   The
Brokers have not made any commitments to the Company or the Selling Stockholders and may or may not agree to sell Shares for a Selling Stockholder.

      Any distribution of the Shares owned by Robert J.
Kearney  ("Kearney"), or his family members, must  also
be   effected  pursuant  to  the  Robert   J.   Kearney
Indemnification and Stock Sale Agreement  dated  as  of
August  10,  1998  among  Kearney,  the  Company,   KSI
Acquisition Corp. and Kearney Systems, Inc. (the "Lock-
Up  Agreement").  The Lock-Up Agreement  provides  that
Kearney may not transfer more than (i) 25% of his Shares from August 11, 1998 to August 10, 1999 and (ii)
37.5% of his Shares during each period from August 11, 1999 to August 10, 2000 and from August 11, 2000 to
August 10, 2001. Any transfers by Kearney must be made through the Brokers.

      The  Brokers  may act as principal  or  agent  in
transactions  (which  may  involve  crosses  and  block
transactions)  on  or  through the  facilities  of  the
Nasdaq,   other   exchanges,  in  the  over-the-counter
market, in special offerings, or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices.

      A Selling Stockholder, those who are party to the
Agreement and any Brokers, upon effecting the  sale  of
the  Shares, may be deemed "underwriters" as that  term
is    defined   by   the   Securities   Act.    Brokers
participating   in   such  transactions   may   receive
brokerage commissions or fees.

      In  order to comply with the securities  laws  of
certain states, if applicable, the Shares will be  sold
in   such  jurisdictions  only  through  registered  or
licensed Brokers.

      All  expenses in connection with the registration
of  the  Shares were paid by the Company.   Commissions
and  fees,  if  any, attributable to the  sale  of  the
Shares will be borne by the Selling Stockholders.   The
Selling  Stockholders and/or the Company may  agree  to
indemnify  any Broker that participates in transactions
involving   sales   of  the  Shares   against   certain
liabilities, including liabilities arising under the Securities Act.

      During  the  Term  and the term  of  the  Lock-Up
Agreement,  the  Selling Stockholders and  Kearney  may
make  certain  transfers  to  family  members,  to  one
specifically  designated  individual  and  pursuant  to
certain   transactions  approved   by   the   Company's
shareholders. Following the Term and the term of the Lock-Up Agreement, the Selling Stockholders and Kearney may sell the Shares in transactions that do not require registration under the Securities Act, pursuant to Rule
144 under the Securities Act, or otherwise, in lieu of sales by means of this Prospectus.


                         LEGAL OPINION

     The validity of the Shares offered hereby has been passed upon by Godfrey & Kahn, S.C.


                            EXPERTS

      The consolidated financial statements of the Company at December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, incorporated by reference in this Prospectus have been audited by Ernst & Young LLP, independent auditors, as set forth in their report, and are included herein in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.


                     AVAILABLE INFORMATION

       The   Company  is  subject  to  the  information
requirements  of  the Exchange Act, and  in  accordance
therewith   files   reports,  proxy   and   information
statements  and other information with the  Commission.
The   Company   has   filed  with  the   Commission   a
Registration  Statement under the Securities  Act  with
respect  to  the  Common Stock  offered  hereby.   This
Prospectus  does  not contain all the  information  set
forth   in  the  Registration  Statement  and  exhibits
thereto,  or amendments thereto, to which reference  is
hereby  made.   Such  reports,  proxy  and  information
statements,  Registration Statement  and  exhibits  and
other information filed by the Company may be inspected
and,  upon  payment of prescribed fees, copied  at  the
Public  Reference  Section of the  Commission  at  Room
1024,   Judiciary   Plaza,  450  Fifth   Street   N.W.,
Washington, D.C. 20549, and at the Regional Offices  of
the  Commission at 7 World Trade Center, 7th Floor, New
York,  New  York  10048, and at  Suite  1400,  Citicorp
Center,  500  West  Madison Street,  Chicago,  Illinois
60661.   In addition, copies of such materials  may  be
obtained   from  the  web  site  that  the   Commission
maintains at http://www.sec.gov.

                            PART II


           INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

      The  following  table sets  forth  the  estimated
expenses  to  be incurred by the Company in  connection
with   the   distribution  of  the   securities   being
registered hereby:

     SEC registration fee                 $    275
     Accounting fees and expenses            4,400
     Legal fees and expenses                10,000
     Miscellaneous                           1,500

          TOTAL                            $16,175

      All of the above expenses other than the SEC registration fee are estimates. All of the expenses listed will be paid by the Company.

Item 15.  Indemnification of Directors and Officers.

      Article VIII of the Amended and Restated  By-laws
of  the  Registrant provides that the Registrant  shall
indemnify  and  reimburse expenses  of  all  directors,
officers, employees and agents of the Registrant to the
maximum  extent  permitted under  Section  145  of  the
Delaware  General Corporation Law (the "DGCL")  or  any
successor provision thereto.  Section 145 of  the  DGCL
provides,  in summary, that directors and  officers  of
Delaware  corporations  such  as  the  Registrant   are
entitled,   under   certain   circumstances,   to    be
indemnified   against  all  expenses  and   liabilities
(including  attorneys'  fees) incurred  by  them  as  a
result  of suits brought against them in their capacity
as  a  director or officer, if they acted in good faith
and  in a manner they reasonably believed to be  in  or
not  opposed  to the best interests of the corporation,
and, with respect to any criminal action or proceeding,
if  they  had  no  reasonable cause  to  believe  their
conduct was unlawful; provided, that no indemnification
may  be  made against expenses in respect of any claim,
issue  or  matter  as  to which they  shall  have  been
adjudged  to be liable to the corporation,  unless  and
only  to the extent that the court in which such action
or  suit  was  brought shall determine upon application
that  despite the adjudication of liability but in view
of  all  the circumstances of the case, they are fairly
and  reasonably entitled to indemnity for such expenses
which   such  court  shall  deem  proper.    Any   such
indemnification may be made by the corporation only  as
authorized  in  each specific case upon a determination
by   stockholders  or  disinterested   directors   that
indemnification is proper because the indemnitee has met the applicable standard of conduct.

       Article   VII   of  the  Amended  and   Restated
Certificate   of   Incorporation  of   the   Registrant
eliminates  the personal liability of the directors  of
the  Registrant  to the fullest extent permitted  under
Section  102(b)(7)  of the DGCL, as  the  same  may  be
amended  or  supplemented from time to  time.   Section
102(b)(7)  of the DGCL provides that a corporation  may
eliminate or limit the personal liability of a director
to  the  corporation or its stockholders  for  monetary
damages  for  breach of fiduciary duty as  a  director,
provided  that  such provision shall not  eliminate  or
limit the liability of a director (i) for any breach of
the  director's  duty of loyalty to the corporation  or
its  stockholders, (ii) for acts or  omissions  not  in
good faith or which involve intentional misconduct or a
knowing violation of law, (iii) for liabilities arising
under  Section  174  of  the  DGCL,  or  (iv)  for  any
transaction from which the director derived an improper
personal benefit.  No such provision shall eliminate or
limit  the  liability  of a director  for  any  act  or
omission   occurring  prior  to  the  date  when   such
provision becomes effective.

     The Company's officers and directors currently are
covered   by   officers'   and   directors'   liability
insurance.

Item 16.  Exhibits.

      The following Exhibits are filed as part of this Registration Statement.

     Exhibit No.

      5.1 Opinion of Counsel*
     23.1 Consent of Independent Auditors
     23.2 Consent of Counsel (included in Exhibit 5.1)*
     24.1 Powers of Attorney*
     99.1 Stock Sale Agreement dated as of August
          10, 1998 by and among certain of the
          shareholders of Kearney Systems, Inc. and Catalyst International, Inc.*
     99.2 Robert  J. Kearney Indemnification  and
          Stock Sale Agreement dated as of August  10,
          1998 among Robert J. Kearney, Catalyst
          International, Inc., KSI Acquisition Corp.
          and Kearney Systems, Inc.*
     99.3 Escrow Agreement dated as of August  10,
          1998 by and among Catalyst International, Inc., KSI Acquisition Corp., Kearney Systems,
          Inc.,  Robert J. Kearney and Godfrey &  Kahn,
          S.C.*


          _________
          *     Incorporated   to   the    Registrant's
          Registration  Statement  on  Form  S-3  filed
          August 26, 1998.

Item 17.  Undertakings.

     *(a) The undersigned Registrant hereby undertakes:

           (1)   To  file, during any period  in  which
offers or sales are being made, a post-effective amendment to this Registration Statement:

                     (i)   to  include  any  prospectus
          required   by   section   10(a)(3)   of   the
          Securities Act of 1933;

                     (ii)  to reflect in the prospectus
          any   facts  or  events  arising  after   the
          effective  date of the Registration Statement
          (or  the most recent post-effective amendment
          thereof)  which,  individually  or   in   the
          aggregate, represent a fundamental change in the information set forth in the Registration
          Statement;

                     (iii)      to include any material
          information  with  respect  to  the  plan  of
          distribution not previously disclosed in  the
          Registration Statement or any material change
          to   such  information  in  the  Registration
          Statement;

      Provided, however, that paragraphs (a)(1)(i)  and
(a)(1)(ii) do not apply if the information required  to
be  included  in  a post-effective amendment  by  those
paragraphs is contained in periodic reports filed  with
or  furnished  to  the  Commission  by  the  Registrant
pursuant  to  section  13  or  section  15(d)  of   the
Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2)  That, for the purpose of determining any
liability  under the Securities Act of 1933, each  such
post-effective amendment shall be deemed to  be  a  new
Registration  Statement  relating  to  the   securities
offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3)  To remove from registration by means of
a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      *(b) The undersigned Registrant hereby undertakes
that,  for purposes of determining any liability  under
the   Securities  Act  of  1933,  each  filing  of  the
Registrant's annual report pursuant to section 13(a) or
section  15(d) of the Securities Exchange Act  of  1934
that  is  incorporated by reference in the Registration
Statement  shall  be  deemed to be a  new  Registration
Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      *(h)  Insofar as indemnification for  liabilities
arising  under  the  Securities  Act  of  1933  may  be
permitted   to  directors,  officers  and   controlling
persons  of  the Registrant pursuant to  the  foregoing
provisions,  or  otherwise,  the  Registrant  has  been
advised  that  in  the opinion of  the  Securities  and
Exchange  Commission  such indemnification  is  against
public   policy  as  expressed  in  the  Act  and   is,
therefore,  unenforceable.  In the event that  a  claim
for  indemnification  against such  liabilities  (other
than the payment by the Registrant of expenses incurred
or paid by a director, officer or controlling person of
the Registrant in the successful defense of any action,
suit  or  proceeding)  is asserted  by  such  director,
officer  or controlling person in connection  with  the
securities  being  registered,  the  Registrant   will,
unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

___________________

* Paragraph references correspond to those of Item 512 of Regulation S-K.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act
of   1933,  the  Registrant  certifies  that   it   has
reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on November 20,
1998.

                          CATALYST  INTERNATIONAL, INC.


                          By: /s/ Sean P. McGowan
                              --------------------------
                              Sean P. McGowan,
                              President and Chief
                              Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities on the dates indicated.


      Signature                            Title                             Date

/s/ Sean P. McGowan
----------------------          President, Chief Executive Officer      November 20, 1998
Sean  P.  McGowan               and Director (Principal Executive
                                Officer)


/s/  Thomas G. Hickinbotham
---------------------------     Vice President-Finance & Administration November 20, 1998
Thomas  G. Hickinbotham         and Chief Financial Officer
                                (Principal Financial and Accounting
                                Officer)


Directors:      Roy J. Carver, James F. Goughenour, Douglas B. Coder
                and Terrence L. Mealy



By: /s/ Sean P. McGowan
--------------------------                                              November 20, 1998
Sean P. McGowan, As Attorney-In-Fact*



* Pursuant to authority granted by powers of attorney which were previously filed.

                         EXHIBIT INDEX


     Exhibit No.


      5.1 Opinion of Counsel*
     23.1 Consent of Independent Auditors
     23.2 Consent of Counsel (included in Exhibit 5.1)*
     24.1 Powers of Attorney*
     99.1 Stock Sale Agreement dated as of August
          10, 1998 by and among certain of the
          shareholders of Kearney Systems, Inc. and Catalyst International, Inc.*
     99.2 Robert J. Kearney Indemnification and
          Stock Sale Agreement dated as of August 10,
          1998 among Robert J. Kearney, Catalyst
          International, Inc., KSI Acquisition Corp.
          and Kearney Systems, Inc.*
     99.3 Escrow Agreement dated as of August  10,
          1998 by and among Catalyst International, Inc., KSI Acquisition Corp., Kearney Systems,
          Inc.,  Robert J. Kearney and Godfrey &  Kahn,
          S.C.*


          _________
     *   Incorporated by reference to the  Registrant's
     Registration  Statement on Form S-3  filed  August
     26, 1998.